Exhibit 99
For additional information, contact:
T. Heath Fountain
Executive Vice President and
   Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. TO PRESENT AT THE STERNE AGEE 2012 FINANCIAL INSTITUTIONS INVESTOR CONFERENCE

Albany, Ga. (February 8, 2012) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced that its management will attend the Sterne Agee 2012 Financial Institutions Investor Conference, which takes place in Orlando, February 13-14, and will participate in meetings with institutional investors during the conference.  Len Dorminey, Chief Executive Officer, and Heath Fountain, Chief Financial Officer, will represent the Company.

The presentation to be used in those investor meetings will be available on the investor section of the Company's website, www.eheritagebank.com, for a period of 60 days beginning on February 13, 2012.

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 22 full-service branch locations, 11 mortgage offices, and 3 investment offices.  As of December 31, 2011, the Company reported total assets of approximately $1.1 billion and total stockholders' equity of approximately $124 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

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